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                                                                   EXHIBIT 23.1



            CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We herby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-97563, 333-50539, 333-50543 and 333-94563) of
kforce.com, Inc. and its subsidiaries, formerly known as Romac International, Inc. of our report dated February 8, 2000 appearing in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Tampa, Florida
March 26, 2001